Exhibit  99.3

Item 9A. Controls and Procedures

Evaluation of Disclosure Control and Procedures

The Company maintains a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures contained in this report. The Company's Chief Executive Officer and Chairman of the Board, President and Chief Operating Officer, and Executive Vice President, Chief Financial Officer and Treasurer evaluated the effectiveness of the Company's disclosure controls as of the end of the period covered in this report. Based upon that evaluation, the Company's Chief Executive Officer and Chairman of the Board, President and Chief Operating Officer and Executive Vice President, Chief Financial Officer and Treasurer, have concluded that the Company's disclosure controls and procedures were designed and functioning effectively to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

Management's Annual Report on Internal Control Over Financial Reporting

Gibraltar's management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Under the supervision and with the participation of management, including Gibraltar's chief executive officer, chief operating officer and chief financial officer, Gibraltar conducted an evaluation of the effectiveness of internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.


Based on Gibraltar's evaluation, management concluded that the Company's internal control over financial reporting was effective as of December 31, 2004. Management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is included in Item 8 herein.


Gibraltar Industries, Inc.
Buffalo, New York
March 9, 2005


Changes in Internal Controls Over Financial Reporting

There have been no changes in the Company's internal control over financial reporting (as defined by Rule 13a-15(f)) that occurred during the fourth quarter of 2004 that have materially affected, or are reasonably likely to materially affect the Company's internal control over financial reporting.

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